Exhibit 6

                           Intertech Global.com, Inc.
                                Cash Flow Table

Pro-Forma Cash Flow
                                               May          Jun          Jul          Aug          Sep          Oct          Nov
--------------------------------------------------------------------------------------------------------------------------------
Net Profit                                      $0           $0           $0           $0           $0           $0           $0
Plus:
Depreciation                                    $0           $0           $0           $0           $0           $0           $0

Change in Accounts Payable                      $0           $0           $0           $0           $0           $0           $0

Current Borrowing (repayment)                   $0           $0           $0           $0           $0           $0           $0

Increase (decrease) Other Liabilities           $0           $0           $0           $0           $0           $0           $0

Long-term Borrowing (repayment)                 $0           $0           $0           $0           $0           $0           $0

Capital Input                                   $0           $0           $0           $0           $0           $0           $0
--------------------------------------------------------------------------------------------------------------------------------
  Subtotal                                      $0           $0           $0           $0           $0           $0           $0
--------------------------------------------------------------------------------------------------------------------------------
Less:                                          May          Jun          Jul          Aug          Sep          Oct          Nov
                                          --------------------------------------------------------------------------------------
Change in Accounts Receivable                   $0           $0           $0           $0           $0           $0           $0

Change in Inventory                             $0           $0           $0           $0           $0           $0           $0

Change in Other Short-term Assets               $0           $0           $0           $0           $0           $0           $0

Capital Expenditure                             $0           $0           $0           $0           $0           $0           $0

Dividends                                       $0           $0           $0           $0           $0           $0           $0
--------------------------------------------------------------------------------------------------------------------------------
  Subtotal                                      $0           $0           $0           $0           $0           $0           $0
--------------------------------------------------------------------------------------------------------------------------------
Net Cash Flow                                   $0           $0           $0           $0           $0           $0           $0
--------------------------------------------------------------------------------------------------------------------------------
Cash Balance                              $300,000     $300,000     $300,000     $300,000     $300,000     $300,000     $300,000


Pro-Forma Cash Flow
                                               Dec          Jan          Feb          Mar          Apr
------------------------------------------------------------------------------------------------------
Net Profit                                      $0           $0           $0           $0           $0
Plus:
Depreciation                                    $0           $0           $0           $0           $0

Change in Accounts Payable                      $0           $0           $0           $0           $0

Current Borrowing (repayment)                   $0           $0           $0           $0           $0

Increase (decrease) Other Liabilities           $0           $0           $0           $0           $0

Long-term Borrowing (repayment)                 $0           $0           $0           $0           $0

Capital Input                                   $0           $0           $0           $0           $0
------------------------------------------------------------------------------------------------------
  Subtotal                                      $0           $0           $0           $0           $0
------------------------------------------------------------------------------------------------------
Less:                                          Dec          Jan          Feb          Mar          Apr
                                          ------------------------------------------------------------
Change in Accounts Receivable                   $0           $0           $0           $0           $0

Change in Inventory                             $0           $0           $0           $0           $0

Change in Other Short-term Assets               $0           $0           $0           $0           $0

Capital Expenditure                             $0           $0           $0           $0           $0

Dividends                                       $0           $0           $0           $0           $0
------------------------------------------------------------------------------------------------------
  Subtotal                                      $0           $0           $0           $0           $0
------------------------------------------------------------------------------------------------------
Net Cash Flow                                   $0           $0           $0           $0           $0
------------------------------------------------------------------------------------------------------
Cash Balance                              $300,000     $300,000     $300,000     $300,000     $300,000


Pro-Forma Cash Flow
                                            FY2001       FY2002        FY2003
-----------------------------------------------------------------------------
Net Profit                                      $0           $0      $720,000
Plus:
Depreciation                                    $0     $500,000      $500,000

Change in Accounts Payable                      $0           $0            $0

Current Borrowing (repayment)                   $0           $0            $0

Increase (decrease) Other Liabilities           $0           $0            $0

Long-term Borrowing (repayment)                 $0           $0            $0

Capital Input                                   $0           $0            $0
-----------------------------------------------------------------------------
  Subtotal                                      $0     $500,000    $1,220,000
-----------------------------------------------------------------------------
Less:                                       FY2001       FY2002        FY2003
                                          -----------------------------------
Change in Accounts Receivable                   $0           $0            $0

Change in Inventory                             $0     $100,000      $160,000

Change in Other Short-term Assets               $0           $0            $0

Capital Expenditure                             $0     $500,000      $500,000

Dividends                                       $0           $0            $0
-----------------------------------------------------------------------------
  Subtotal                                      $0     $600,000      $660,000
-----------------------------------------------------------------------------
Net Cash Flow                                   $0    ($100,000)     $560,000
-----------------------------------------------------------------------------
Cash Balance                              $300,000     $200,000      $760,000